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Exhibit 5.1
April 8, 2016

Caladrius Biosciences, Inc.
106 Allen Road, Fourth Floor
Basking Ridge, NJ 07920

Re: Caladrius Biosciences, Inc.

Ladies and Gentlemen:

We have acted as counsel to Caladrius Biosciences, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), relating to the offering by certain selling stockholders of the Company named in the Registration Statement (the “Selling Stockholders”) of a total of 2,836,880 shares of common stock of the Company, par value $0.001 per share (“Common Stock”), consisting of (i) 1,418,440 shares of Common Stock issued to the Selling Stockholders (the “Shares”) under the terms of a Securities Purchase Agreement dated March 10, 2016 (the “Securities Purchase Agreement”), and (ii) up to 1,418,440 shares of common stock that may be issued upon the exercise of warrants held by the Selling Stockholders (the “Warrant Shares”).

In such capacity, we have examined the following documents:

a)	the Registration Statement;

b)	the Amended and Restated Certificate of Incorporation and the Amended and Restated By-laws of the Company; and

c)	the Securities Purchase Agreement.

We have also examined such other documents, records and instruments as we have deemed necessary and appropriate for purposes of this opinion.

Our opinion is limited to the General Corporation Law of the State of Delaware and the United States federal laws, and we express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares or the Warrant Shares under the securities or blue sky laws of any state or any foreign jurisdiction.

Based on the foregoing, we are of the opinion that the Shares issued to the Selling Stockholders are validly issued, fully paid and non-assessable and the Warrant Shares to be issued to the Selling Stockholders upon exercise of the warrants, when paid for by the Selling Stockholders and issued by the Company in accordance with the terms of the Securities Purchase Agreement, will be validly issued, fully paid and non-assessable.

In rendering the foregoing opinions, we have assumed (a) the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
Boston | Washington | New York | Stamford | Los Angeles | San Diego | San Francisco | London

Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.

April 8, 2016

of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and (b) the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.

We understand that you wish to file this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K promulgated under the Securities Act and to reference the firm’s name under the caption “Legal Matters” in the Registration Statement, and we hereby consent thereto. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

MINTZ, LEVIN, COHN, FERRIS, GLOVSKY & POPEO, P.C.